As filed with the Securities and Exchange Commission on August 15, 2007
Registration Statement No. 333-89355

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 8
TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Initial Depositor
(Exact name of registrant as specified in charter)
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Biotech HOLDRSSM Trust
[Issuer with respect to the receipts]

Delaware (State or other jurisdiction of incorporation or organization)	6211 (Primary Standard Industrial Classification Code Number)	13-5674085 (I.R.S. Employer Identification No.)
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250 Vesey Street
New York, New York 10281
(212) 449-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________

Copies to:
Judith Witterschein, Esq. Corporate Secretary Merrill Lynch, Pierce, Fenner & Smith Incorporated 250 Vesey Street New York, New York 10281 (212) 449-1000	Andrew B. Jánszky, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

PROSPECTUS

1,000,000,000 Depositary Receipts
Biotech HOLDRSSM Trust

The Biotech HOLDRSSM Trust issues Depositary Receipts called Biotech HOLDRSSM representing your undivided beneficial ownership in the common stock or American depositary shares of a group of specified companies that are involved in various segments of the biotechnology industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Biotech HOLDRS in a round-lot amount of 100 Biotech HOLDRS or round-lot multiples. Biotech HOLDRS are separate from the underlying deposited common stocks or American depositary shares that are represented by the Biotech HOLDRS. For a list of the names and the number of shares of the companies that make up a Biotech HOLDR, see “Highlights of Biotech HOLDRS—The Biotech HOLDRS” starting on page 11. The Biotech HOLDRS trust issues Biotech HOLDRS on a continuous basis.

Investing in Biotech HOLDRS involves significant risks. See “Risk Factors” starting on page 4.

Biotech HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Biotech HOLDRS are not interests in The Bank of New York, as trustee. Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The Biotech HOLDRS are listed on the American Stock Exchange under the symbol “BBH.” On August 9, 2007, the last reported sale price of the Biotech HOLDRS on the American Stock Exchange was $163.48.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is August 14, 2007.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Merrill Lynch & Co., Inc.

_____________________

This prospectus contains information you should consider when making your investment decision. With respect to information about Biotech HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Biotech HOLDRS in any jurisdiction where the offer or sale is not permitted.

The Biotech HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences—Non-U.S. receipt holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Biotech HOLDRS or of the underlying securities through an investment in the Biotech HOLDRS.

SUMMARY

The Biotech HOLding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of November 18, 1999 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Biotech HOLDRS, and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

The trust currently holds shares of common stock or American depositary shares issued by a group of companies that were, at the time of the initial offering, generally considered to be involved in various segments of the biotechnology industry. The number of shares of each company’s common stock or American depositary shares currently held by the trust with respect to each round-lot of Biotech HOLDRS is specified under “Highlights of Biotech HOLDRS—The Biotech HOLDRS.” This group of common stocks or American depositary shares, and the securities of any company that may be added to the Biotech HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 15 companies included in the Biotech HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Biotech HOLDRS are separate from the underlying securities that are represented by the Biotech HOLDRS. On August 9, 2007, there were 5,213,100 Biotech HOLDRS outstanding.

RISK FACTORS

An investment in Biotech HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Biotech HOLDRS, including the risks associated with a concentrated investment in the biotechnology industry.

General Risk Factors

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Loss of investment. Because the value of Biotech HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Biotech HOLDRS if the underlying securities decline in value.

•	Discount trading price. Biotech HOLDRS may trade at a discount to the aggregate value of the underlying securities.

•
Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Biotech HOLDRS or other corporate events, such as mergers, a Biotech HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Biotech HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

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Not necessarily representative of the biotechnology industry. At the time of the initial offering, the companies included in the Biotech HOLDRS were generally considered to be involved in various segments of the biotechnology industry. However, the market price of the underlying securities and the Biotech HOLDRS may not necessarily follow the price movements of the entire biotechnology industry. If the underlying securities decline in value, your investment in the Biotech HOLDRS will decline in value, even if securities prices of companies in the biotechnology industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Biotech HOLDRS may not be involved in the biotechnology industry. In this case, the Biotech HOLDRS may not consist of securities issued only by companies involved in the biotechnology industry.

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Not necessarily comprised of solely biotechnology companies. As a result of distributions of securities by companies included in the Biotech HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Biotech HOLDRS and that are not involved in the biotechnology industry may be included in the Biotech HOLDRS. The securities of a new company will only be distributed from the Biotech HOLDRS if the securities have a different Standard & Poor’s Corporation sector classification than any of the underlying issuers included in Biotech HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq National Market System. As of January 2, 2002, Standard & Poor’s Corporation sector classifications are based upon the Standard & Poor’s Global Industry Classification Standard (“GICS”) sectors. As there are only 10 broadly defined GICS sectors, the use of GICS sectors to determine whether a new company will be included in the Biotech HOLDRS provides no assurance that each new company included in the Biotech HOLDRS will be involved in the biotech industry. Currently, the underlying securities included in the Biotech HOLDRS are represented in the Health Care GICS sector. As each Standard & Poor’s GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Biotech HOLDRS yet not be involved in the biotech industry. In addition, the GICS sector classifications of securities included in the Biotech HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Biotech HOLDRS, which may also result in the inclusion in the Biotech HOLDRS of the securities of a new company that is not involved in the biotechnology industry.

•
No investigation of underlying securities. The underlying securities initially included in the Biotech HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of securities in the biotechnology industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Biotech HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

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Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Biotech HOLDRS may not necessarily be a diversified investment in the biotechnology industry. In addition, reconstitution events, a distribution of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Biotech HOLDRS, may also reduce diversification. Biotech HOLDRS may represent a concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

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Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Biotech HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Biotech HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Biotech HOLDRS will involve payment of a cancellation fee to the trustee.

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Trading halts. Trading in Biotech HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Biotech HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Biotech HOLDRS, you will not be able to trade Biotech HOLDRS and you will only be able to trade the underlying securities if you cancel your Biotech HOLDRS and receive each of the underlying securities.

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Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Biotech HOLDRS. If the Biotech HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Biotech HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Biotech HOLDRS are delisted. There are currently 18 companies whose securities are included in the Biotech HOLDRS.

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Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Biotech HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may provide investment banking or other services for issuers of the underlying securities in connection with its business.

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Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Biotech HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to the Biotechnology Industry

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The stock prices of companies involved in the biotechnology industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Biotech HOLDRS, and you could lose a substantial part of your investment. The trading prices of the stocks of biotechnology companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

•	general market fluctuations;

•	actual or anticipated variations in companies’ quarterly operating results;

•	announcements of technological innovations by competitors of the companies included in the Biotech HOLDRS;

•	changes in financial estimates by securities analysts;

•	changes in the market valuations of biotechnology companies;

•	legal or regulatory developments affecting companies included in the Biotech HOLDRS or in the biotechnology industry;

•	announcements by biotechnology companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel;

•	sales of biotechnology companies’ securities in the open market; and

•	difficulty in obtaining additional financing.

In addition, the trading prices of biotechnology stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many biotechnology stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public’s perception of the prospects of biotechnology companies, generally, could depress the stock prices of a biotechnology company regardless of biotechnology companies’ results. Other broad market and industry factors may decrease the stock price of biotechnology stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of biotechnology stocks.

As a result of fluctuations in the trading prices of the companies included in the Biotech HOLDRS, the trading price of Biotech HOLDRS has fluctuated significantly. The initial offering price of a Biotech HOLDR, on November 22, 1999, was $109.18 and during 2006 the price of a Biotech HOLDR reached a high of $205.50 and a low of $168.85.

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Biotechnology companies face uncertainty with respect to pricing and third party reimbursement. Biotechnology companies will continue to be affected by the efforts of governments and third party payors, such as government health organizations, private health insurers and health maintenance organizations, to contain or reduce health care costs. For example, in certain foreign markets pricing or profitability of biotechnology products and technologies is subject to control. In the United States, there has been, and there will likely to continue to be, a number of federal and state proposals to implement similar government control. Also, an increasing emphasis on managed health care in the United States will continue to put pressure on the pricing of the products and technologies of biotechnology companies. The announcement or adoption of such proposals could have a material adverse affect on a biotechnology companies’ business and financial condition. Further, the sales of the products of many biotechnology companies are often dependent, in part, on the availability of reimbursement from third party payors. Third party payors are increasingly challenging the prices charged for health care products and technologies and denying or limiting coverage for new products. Even if a biotechnology company can bring a product or technology to market, there can be no assurance that these products or technologies will be considered cost-effective by third party payors and that sufficient reimbursement will be available to consumers to allow for the sale of the products and services on a profitable basis.

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Protection of patent and proprietary rights of biotechnology companies is difficult and costly. The success of many biotechnology companies is highly dependent on a biotechnology company’s ability to obtain patents on current and future products and technologies, to defend its existing patents and trade secrets and operate in a manner that does not infringe on the proprietary rights of other biotechnology companies. Patent disputes are frequent and can preclude the successful commercial introduction of products and technologies. As a result, there is significant litigation in the biotechnology industry regarding patent and other intellectual property rights. Litigation is costly and could subject a biotechnology company to significant liabilities to third parties. In addition, a biotechnology company could be forced to obtain costly third-party licenses or cease using the technology or product in dispute.

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Biotechnology companies are subject to extensive government regulation. Products and technologies offered by biotechnology companies are subject to strict regulation by the Food and Drug Administration in the United States and similar agencies in other countries. Many of the products will require extensive pre- clinical testing, clinical trials, other testing, government review and final approval before any marketing of the product will be permitted. This procedure could take a number of years and involves the expenditure of substantial resources. The success of a biotechnology company’s current or future product will depend, in part, upon obtaining and maintaining regulatory approval to market products and, once approved, complying with the continued review by regulatory agencies. The failure to obtain necessary government approvals, the restriction of existing approvals, loss of or changes to previously obtained approvals or the failure to comply with regulatory requirements could result in fines, unanticipated expenditures, product delays, non-approval or recall, interruption of production and even criminal prosecution. Even if regulatory approval is granted for a product, the approval may be limited to only specific applications for which the product or technology is useful, as demonstrated through clinical trials.

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Biotechnology companies must keep pace with rapid technological change to remain competitive. The biotechnology industry is highly competitive and is subject to rapid and significant technological change. Biotechnology companies will face continued competition as new products enter the market and advanced technologies become available. The success of a biotechnology company will depend on its ability to develop products and technologies that are at least as clinically effective or cost-effective than its competitors’ products and technologies or that would render its competitors’ products and technologies obsolete or uncompetitive.

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Results of research and development of new products and technologies are unpredictable. Successful product or technology development in the biotechnology industry is very uncertain and only a small number of research and development programs will result in the marketing and sale of a new product or technology. Many products and technologies that appear promising may fail to reach the market for many reasons, including results indicating lack of effectiveness or harmful side effects in clinical or pre- clinical testing, failure to receive necessary regulatory approvals, uneconomical manufacturing costs or competing proprietary rights. In addition, there is no certainty that any product or technology in development will achieve market acceptance from the medical community, third party payors or individual users.

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Biotechnology companies may be exposed to extensive product liability costs. The testing, manufacturing, marketing and sale of many of the products and technologies developed by biotechnology companies inherently expose biotechnology companies to potential product liability risks. Many biotechnology companies obtain limited product liability insurance; further, there can be no assurance that a biotechnology company will be able to maintain its product liability insurance, that it will continue to be able to obtain adequate product liability insurance on reasonable terms or that any product liability insurance obtained will provide adequate coverage against potential liabilities.

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Biotechnology companies face challenges gaining governmental and consumer acceptance of genetically altered products. Biotechnology companies may be involved in the development of genetically engineered agricultural and food products. The commercial success of these products will depend, in part, on governmental and public acceptance of their cultivation, distribution and consumption. Public attitudes may be influenced by the media and by opponents who claim that genetically engineered products are unsafe for consumption, pose unknown health risks, risks to the environment or to social or economic practices. Biotechnology companies may continue to have to expend significant resources to foster governmental and consumer acceptance of genetically engineered agricultural and food products, particularly in Europe where securing governmental approvals for, and achieving consumer confidence in, these products continues to pose numerous challenges. The success of any genetically engineered agricultural and food products may be delayed or impaired in certain geographical areas due to the existing or future regulatory, legislative or public acceptance issues. Applera Corporation—Celera Genomics Group, one of the underlying securities of the Biotech HOLDRS, is involved in the development of genetically-based plant and animal breeding. Other companies representing underlying securities of the Biotech HOLDRS may become involved in the development of genetically engineered agricultural and food products.

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Many companies included in the Biotech HOLDRS have a limited operating history which makes financial forecasting difficult. Many companies included in the Biotech HOLDRS are not able to forecast operating expenses based on their historical results. Accordingly, they base their forecast for expenses in part on future revenue projections. Most expenses are fixed in the short term and it may not be possible to quickly reduce spending if revenues are lower than projected. A biotechnology company’s ability to forecast accurately its quarterly revenue is limited because its products have a long sales cycle that makes it difficult to predict the quarter in which it can recognize revenue, and because of the variability of client demand for its professional services. The business, operating results and financial condition of biotechnology companies may be materially adversely affected if their revenues do not meet their projections.

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Many biotechnology companies are dependent on key personnel for success. The success of many biotechnology companies is highly dependent on the experience, abilities and continued services of key executive officers and key scientific personnel. If these companies lose the services of any of these officers or key scientific personnel, their future success could be undermined. The success of many biotechnology companies also depends upon their ability to attract and retain other highly qualified scientific, managerial sales and manufacturing personnel and their ability to develop and maintain relationships with qualified clinical researchers. Competition for such personnel and relationships is intense and many of these companies compete with each other and with universities and non-profit research organizations. There is no certainty that any of these biotechnology companies will be able to continue to attract and retain qualified personnel or develop and maintain relationships with clinical researchers.

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It may be impossible to initiate legal proceedings or enforce judgments against some of the companies included in the Biotech HOLDRS. Some of the companies included in the Biotech HOLDRS are incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be impossible to effect service of process within the United States on some of the companies included in the Biotech HOLDRS or enforce judgments made against them in courts in the United States based on civil liability provisions of the securities laws of the United States. In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

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Potential voting impediments may exist with respect to the ownership of some of the underlying securities included in the Biotech HOLDRS. Holders of American depositary shares, including those included in the Biotech HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares. These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share. Also, holders of American depositary shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the company that has issued the securities underlying the American depositary shares. The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

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Companies whose securities are included in the Biotech HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Biotech HOLDRS. Companies whose securities are included in Biotech HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Biotech HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services, or, in certain circumstances, suspend or terminate their operations. Any of these actions may reduce the market price of stocks in the biotechnology industry.

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Two securities currently included in the Biotech HOLDRS, Applera Corporation—Celera Genomics Group and Applera Corporation—Applied Biosystems Group, are tracking stocks and are therefore subject to additional risks relating to an investment in tracking stocks. The risks associated with tracking stocks include the following:

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Stockholders of a tracking stock remain invested in the entire company issuing the tracking stock, even though the tracking stock is intended to reflect the operating performance of specific operations of a company’s business. As a result, the performance and financial results of one of the tracked operations of Applera Corporation could also negatively affect the market price of Applera Corporation’s other tracking stock and magnify the negative effect on the Biotech HOLDRS. This may also result in the market price of the tracking stock not solely reflecting the performance of the operations the tracking stock is intended to reflect.

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A holder of tracking stock does not have any direct voting rights to elect the management of the operations represented by the tracking stock or to make fundamental decisions affecting the tracked operations. The holders of tracking stock have voting rights that are similar to that of common shareholders of the company that issued the tracking stock, and would, along with the other shareholders, be limited to electing the management of the entire company rather than the management of the tracked operations. In addition, all of the shareholders of the company may be entitled to vote on fundamental decisions affecting the tracked operations. Consequently, the management of the company may make operational, financial and other decisions that may not be in the best interests of the holders of one of Applera Corporation’s tracking stocks or that favor one tracking stock to the detriment of the other tracking stock. For example, management of the company may decide to sell assets or discontinue operations relating to the tracked operations without the consent of the holders of the tracking stock and the consideration received on any sale of assets may be less than what would be received if the tracked operations were a separate company. In addition, management of the company could adversely change the terms of the tracking stock without seeking the approval of a majority of the holders of the tracking stock affected by the change.

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Applera Corporation has the option to convert Celera Genomics Group and Applied Biosystems Group tracking stock into Applera Corporation common stock. It is possible that the consideration received as a result of any conversion may be lower than the market price at the time of the deposit into the Biotech HOLDRS and that the security received in exchange may not reflect the economic performance of the tracked operations.

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In the event of a dissolution of Applera Corporation, the holders of the tracking stocks will not have preferential rights to the respective assets of the tracked operations of Applera Corporation and these assets may become subject to liabilities attributable to the other group. In addition, any payment to the holders of the tracking stock as a result of a dissolution may be allocated between groups by a specified formula regardless of each group’s relative contribution to the company as a whole.

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On each additional issuance of any class of stock by Applera Corporation, the voting rights, rights on dissolution and rights to dividends on Applera Corporation tracking stocks will be diluted. In addition, any additional issuances of Celera Genomics Group or Applied Biosystems Group tracking stock by Applera Corporation could dilute the value of each of the tracking stocks and the proceeds received on any additional issuance may not be allocated to the operations represented by the tracking stock.

Generally, the terms of a tracking stock differ from those of the common stock of the same company. Please see the public filings of Applera Corporation for more information on the Celera Genomics Group and Applied Biosystems Group tracking stocks. For information on where you can access Applera Corporation’s public filings, please see “Where You Can Find More Information.”

HIGHLIGHTS OF BIOTECH HOLDRS

This discussion highlights information regarding Biotech HOLding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Biotech HOLDRS.

Issuer	Biotech HOLDRS Trust.
The trust
The Biotech HOLDRS Trust was formed under the depositary trust agreement, dated as of November 18, 1999 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Biotech HOLDRS and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.
Trustee
The Bank of New York, a New York state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Biotech HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Biotech HOLDRS.

Purpose of Biotech HOLDRS
Biotech HOLDRS are designed to achieve the following:

Diversification. Biotech HOLDRS are designed to allow you to diversify your investment in the biotechnology industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

Flexibility. The beneficial owners of Biotech HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Biotech HOLDRS, and can cancel their Biotech HOLDRS to receive each of the underlying securities represented by the Biotech HOLDRS.

Transaction costs. The expenses associated with buying and selling Biotech HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets
The trust holds securities traded on U.S. stock markets that, when initially selected, were issued by companies involved in the biotechnology industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement—Distributions” and “—Reconstitution Events.” There are currently 15 companies included in the Biotech HOLDRS.

The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Biotech HOLDRS
The trust has issued, and may continue to issue, Biotech HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S.-traded securities that are held by the trust on your behalf. The Biotech HOLDRS are separate from the underlying securities that are represented by Biotech HOLDRS.

The following chart provides:

•  the names of the 15 issuers of the underlying securities currently represented by the Biotech HOLDRS,

•  the stock ticker symbols,

•  the share amounts currently represented by a round-lot of 100 Biotech HOLDRS, and

•  the principal U.S. market on which the underlying securities are traded.

Name of Company(2)	Ticker	Share Amounts	Primary U.S. Trading Market
Affymetrix, Inc.	AFFX	4	NASDAQ
Alkermes, Inc.	ALKS	4	NASDAQ
Amgen Inc.	AMGN	64.48	NASDAQ
Applera Corporation—Applied Biosystems	ABI	18	NYSE
Applera Corporation—Celera Genomics Group	CRA	4	NYSE
Biogen IDEC Inc.	BIIB	26.95	NASDAQ
Enzon, Inc.	ENZN	3	NASDAQ
Genentech, Inc.	DNA	88	NYSE
Genzyme Corporation	GENZ	14	NASDAQ
Gilead Sciences, Inc. (1)	GILD	64	NASDAQ
Human Genome Sciences, Inc.	HGSI	8	NASDAQ
Millennium Pharmaceuticals, Inc.	MLNM	12	NASDAQ
QLT Inc.	QLTI	5	NASDAQ
Sepracor Inc.	SEPR	6	NASDAQ
Shire p.l.c.	SHPGY	6.8271	NASDAQ

(1) Effective June 28, 2007, creations of Biotech HOLDRS require 64 shares of Gilead Sciences Inc. (NASDAQ ticker: “GILD”) per round lot of 100 Biotech HOLDRS due to the 2 for 1 stock split of Gilead Sciences Inc.

(2) Effective June 19, 2007, as a result of the merger of MedImmune Inc. (NASDAQ ticker “MEDI”), an underlying constituent of the Biotech HOLDRS Trust, and Biopharmaceuticals, MedImmune Inc. is no longer an underlying constituent of the Biotech HOLDRS Trust. For each share of MedImmune Inc. held, shareholders received $58.00 in cash. For the 15 shares of MedImmune Inc. per 100 shares round lot of Biotech HOLDRS, The Bank of New York received $870.00. The Bank of New York distributed the cash at a rate of $8.68765 per depositary share of Biotech HOLDRS on July 13, 2007.

The companies whose securities were included in the Biotech HOLDRS at the time Biotech HOLDRS were originally issued were generally considered to be among the 20 largest and most liquid companies with U.S.-traded securities involved in the biotechnology industry, as measured by market capitalization and trading volume on October 27, 1999. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

The trust will only issue and cancel, and you may only obtain, hold, trade or surrender, Biotech HOLDRS in a round-lot of 100 Biotech HOLDRS and round-lot multiples. The trust will only issue Biotech HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Biotech HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Biotech HOLDRS, the trust may require a minimum of more than one round-lot of 100 Biotech HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Biotech HOLDRS.

The number of outstanding Biotech HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Biotech HOLDRS on a continuous basis when an investor deposits the required securities with the trustee.

Purchases
You may acquire Biotech HOLDRS in two ways:

•      through an in-kind deposit of the required number of securities of the underlying issuers with the trustee, or

•      through a cash purchase in the secondary trading market.

Issuance and cancellation fees
If you wish to create Biotech HOLDRS by delivering to the trust the requisite securities represented by a round-lot of 100 Biotech HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Biotech HOLDRS. If you wish to cancel your Biotech HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Biotech HOLDRS.

Commissions
If you choose to deposit underlying securities in order to receive Biotech HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee described above.

Custody fees
The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Biotech HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Biotech HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Biotech HOLDRS

You have the right to withdraw the underlying securities upon request by delivering a round- lot or integral multiple of a round-lot of Biotech HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Biotech HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, the Biotech HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities

Biotech HOLDRS represents your beneficial ownership of the underlying securities. Owners of Biotech HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially outside of Biotech HOLDRS. These include the right to instruct the trustee to vote the underlying securities or you may attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Biotech HOLDRS and the right to surrender Biotech HOLDRS to receive the underlying securities. Biotech HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Biotech HOLDRS. However, due to the nature of Biotech HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Biotech HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Biotech HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of Biotech HOLDRS would need to surrender their Biotech HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Biotech HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Biotech HOLDRS in “street name” through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor’s GICS sector classification that is different from the GICS sectors classifications represented in the Biotech HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Biotech HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Biotech HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Biotech HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Ownership rights in fractional shares in the underlying securities

As a result of distributions of securities by companies included in the Biotech HOLDRS or other corporate events, such as mergers, a Biotech HOLDR may represent an interest in a fractional share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Biotech HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Biotech HOLDRS are outstanding and each round-lots of 100 Biotech HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Biotech HOLDRS. If holders of 50,000 round-lots of 100 Biotech HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 Biotech HOLDRS vote their underlying securities “no”, there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events
The depositary trust agreement provides for the automatic distribution of underlying securities from the Biotech HOLDRS to you in the following four circumstances:

A.    If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Biotech HOLDRS.

B.    If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Biotech HOLDRS.

C.     If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Biotech HOLDRS only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Biotech HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received will be deposited into the trust.

D.    If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Biotech HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

In addition, securities of a new company will be added to the Biotech HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor’s GICS sector classification that is different from the GICS sector classification of any other security then included in the Biotech HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. This will also apply, if Applera Corporation converts either the Celera Genomics Group or Applied Biosystems Group tracking stock into another class of securities of Applera Corporation or one of its subsidiaries. For more information on the conversion rights of the Celera Genomics Group and Applied Biosystems Group tracking stocks, please see Annex A.

It is anticipated, as a result of the broadly defined Standard & Poor’s GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in Biotech HOLDRS. The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Biotech HOLDRS will be distributed from the Biotech HOLDRS to you.

Standard & Poor’s sector classifications

Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, referred to herein as “GICS,” which classifies the securities of public companies into various sector classifications based upon

GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective as of January 2, 2002. There are 10 Standard & Poor’s GICS sectors and each class of publicly traded securities of a company are given only one GICS sector classification. The securities included in the Biotech HOLDRS are currently represented in the Health Care GICS sector. The Standard & Poor’s GICS sector classifications of the securities included in the Biotech HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination events
A.   The Biotech HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Biotech HOLDRS are delisted.

B.    The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

C. Beneficial owners of at least 75% of beneficial owners of outstanding Biotech HOLDRS vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Biotech HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences

The U.S. federal income tax laws will treat a U.S. holder of Biotech HOLDRS as directly owning the underlying securities. The Biotech HOLDRS themselves will not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing	The Biotech HOLDRS are listed on the American Stock Exchange under the symbol “BBH.” On August 9, 2007 the last reported sale price of the Biotech HOLDRS on the American Stock Exchange was $163.48.
Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Biotech HOLDRS. Bid and ask prices, however, are quoted per single Biotech HOLDR.
Clearance and settlement
Biotech HOLDRS have been issued in book-entry form. Biotech HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures. For further information see “Description of Biotech HOLDRS.”

THE TRUST

General. This discussion highlights information about the Biotech HOLDRS Trust. You should read this information, information about the depositary trust agreement, as well as the depositary trust agreement and the amendment to the depositary trust agreement, before you purchase Biotech HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Biotech HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of November 18, 1999. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Biotech HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The Biotech HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Biotech HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2039 or earlier if a termination event occurs.

DESCRIPTION OF BIOTECH HOLDRS

The trust has issued Biotech HOLDRS under the depositary trust agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.” The trust may issue additional Biotech HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Biotech HOLDRS in a round-lot of 100 Biotech HOLDRS and round-lot multiples. The trust will only issue Biotech HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Biotech HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Biotech HOLDRS, the trust may require a minimum of more than one round-lot of 100 Biotech HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Biotech HOLDRS.

Biotech HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Biotech HOLDRS—The Biotech HOLDRS.”

Beneficial owners of Biotech HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust. These include the right of investors to instruct the trustee to vote the underlying securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Biotech HOLDRS to receive the underlying securities. See “Description of the Depositary Trust Agreement.” Biotech HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Biotech HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Biotech HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Biotech HOLDRS. Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement— Withdrawal of underlying securities.”

Biotech HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Biotech HOLDRS are available only in book-entry form. Owners of Biotech HOLDRS may hold their Biotech HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria. The underlying securities are the common stocks or American depositary shares of a group of specified companies that, at the time of initial selection, were involved in various segments of the biotechnology industry and whose securities are registered under section 12 of the Securities Exchange Act of 1934. The issuers of the underlying securities were, as of the time of initial selection, among the largest capitalized and most liquid companies involved in the biotechnology industry as measured by market capitalization and trading volume.

The Biotech HOLDRS may no longer consist exclusively of securities issued by companies involved in the biotechnology industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the biotechnology industry and will undertake to make adequate disclosure when necessary.

Underlying securities. For a list of the underlying securities represented by Biotech HOLDRS, please refer to “Highlights of Biotech HOLDRS—The Biotech HOLDRS.” If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Biotech HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See “Risk Factors” and “Where You Can Find More Information.” Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their respective affiliates.

General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities see “Annex A.”

The following table and graph set forth the composite performance of all of the 15 underlying securities currently represented by a single Biotech HOLDR, measured at the close of the business day on July 20, 1999, and thereafter as of the end of each month to August 10, 2007. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

1999	Closing Price	2000	Closing Price	2001	Closing Price	2002	Closing Price
July 20	64.00	January 31	133.54	January 31	138.78	January 31	104.76
July 30	68.64	February 29	175.63	February 28	130.19	February 28	104.10
August 31	77.03	March 31	132.74	March 30	103.63	March 28	106.30
September 30	72.65	April 28	111.71	April 30	114.95	April 30	88.49
October 29	72.77	May 31	113.35	May 31	121.53	May 31	80.91
November 30	83.20	June 30	149.41	June 29	121.62	June 28	71.13
December 31	116.56	July 31	142.74	July 31	110.84	July 31	75.65
		August 31	171.20	August 31	113.18	August 30	73.39
		September 29	171.39	September 28	100.06	September 30	70.50
		October 31	155.93	October 31	112.16	October 31	77.05
		November 30	138.28	November 30	125.78	November 29	75.64
		December 29	150.52	December 31	117.70	December 31	73.44

2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price
January 31	76.91	January 30	126.83	January 30	133.74	January 30	181.53
February 28	77.40	February 27	134.39	February 28	126.02	February 28	183.94
March 31	82.71	March 31	130.25	March 31	130.69	March 31	179.66
April 30	88.55	April 30	137.13	April 29	144.63	April 28	169.10
May 30	106.93	May 28	135.73	May 31	157.71	May 31	172.11
June 30	109.53	June 30	134.23	June 30	156.66	June 30	171.21
July 31	120.08	July 30	126.91	July 29	180.83	July 31	173.36
August 29	116.83	August 31	129.39	August 31	184.83	August 31	174.69
September 30	114.42	September 30	133.09	September 30	177.79	September 29	179.43
October 31	114.04	October 29	124.85	October 31	180.14	October 31	185.61
November 28	113.62	November 30	130.34	November 30	190.97	November 30	181.22
December 31	120.96	December 31	142.27	December 30	187.21	December 29	177.61

2007	Closing Price
January 31	184.33
February 28	177.64
March 30	170.77
April 30	178.43
May 31	173.98
June 29	168.18
July 31	164.75
August 9	163.10

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General. The depositary trust agreement, dated as of November 18, 1999, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Biotech HOLDRS, provides that Biotech HOLDRS will represent an owner’s undivided beneficial ownership interest in the securities of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

The trustee. The Bank of New York serves as trustee for Biotech HOLDRS. The Bank of New York, which was founded in 1784, was New York’s first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

Issuance, transfer and surrender of Biotech HOLDRS. You may create and cancel Biotech HOLDRS only in round-lots of 100 Biotech HOLDRS. You may create Biotech HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Biotech HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Biotech HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Biotech HOLDRS, the trust may require a minimum of more than one round-lot of 100 Biotech HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Biotech HOLDRS. Similarly, you must surrender Biotech HOLDRS in integral multiples of 100 Biotech HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Biotech HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee’s normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights. The trustee will deliver to you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Biotech HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Biotech HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Biotech HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Biotech HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be made available to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to Biotech HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Biotech HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Biotech HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Biotech HOLDRS to you in the following four circumstances:

A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Biotech HOLDRS.

B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Biotech HOLDRS.

C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Biotech HOLDRS only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Biotech HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

D. If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

As provided in the depositary trust agreement, securities of a new company will be added to the Biotech HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor’s GICS sector classification, than any of the underlying securities represented in the Biotech HOLDRS at the time of distribution or exchange or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. This will also apply if Applera Corporation converts either Celera Genomics Group or Applied Biosystems Group tracking stock into another class of securities of Applera Corporation or one of its subsidiaries. For more information on the conversion rights of the Celera Genomics Group and the Applied Biosystems Group tracking stocks, please see Annex A.

It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Biotech HOLDRS. The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Biotech HOLDRS will be distributed from the Biotech HOLDRS to you.

Standard & Poor’s sector classifications. Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor’s GICS sectors and each class of publicly traded securities of a company are given only one GICS sector. The securities included in the Biotech HOLDRS are currently represented in the Health Care GICS sector. The Standard & Poor’s GICS sector classifications of the securities included in the Biotech HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities. You may surrender your Biotech HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Biotech HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Biotech HOLDRS.

Further issuances of Biotech HOLDRS. The depositary trust agreement provides for further issuances of Biotech HOLDRS on a continuous basis without your consent.

Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Biotech HOLDRS will surrender their Biotech HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Biotech HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Biotech HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Biotech HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Biotech HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Biotech HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Biotech HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Biotech HOLDRS.

Issuance and cancellation fees. If you wish to create Biotech HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Biotech HOLDRS. If you wish to cancel your Biotech HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Biotech HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions. If you choose to create Biotech HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Biotech HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Biotech HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

Governing law. The depositary trust agreement and the Biotech HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Biotech HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Biotech HOLDRS for:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

•
a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a “U.S. receipt holder”); and

•
any individual, corporation, estate or trust that is neither a U.S. receipt holder nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes (a “non-U.S. receipt holder”).

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Biotech HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Biotech HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Biotech HOLDRS as part of a conversion transaction, straddle or hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax. In addition, this discussion generally is limited to investors who will hold the Biotech HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Moreover, this discussion does not address Biotech HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Biotech HOLDRS

A U.S. receipt holder purchasing and owning Biotech HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Biotech HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a U.S. receipt holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. receipt holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of Biotech HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire on December 31, 2010. Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.” In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. receipt holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Biotech HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Biotech HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a U.S. receipt holder sells Biotech HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A U.S. receipt holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Biotech HOLDRS for cash in the secondary market, a U.S. receipt holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Biotech HOLDRS. Similarly, with respect to sales of Biotech HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Biotech HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Biotech HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The U.S. receipt holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The U.S. receipt holder’s holding period with respect to the distributed securities will include the period that the U.S. receipt holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a U.S. receipt holder includes this fee in its tax basis in the underlying securities. A U.S. receipt holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Biotech HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. receipt holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a U.S. receipt holder’s investment in the underlying securities and may be deductible. If a U.S. receipt holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

•
a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

•	a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States (which includes the American Stock Exchange), and

•	a corporation that is incorporated in a possession of the United States but will not include a passive foreign investment company (as defined below).

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipts holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. receipt holder’s U.S. federal income tax liability. The limitation on foreign income taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute “passive income” or, in the case of some U.S. receipt holders, “financial services income for taxable years beginning before January 1, 2007.” For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, “passive category income” and “general category income.” In addition, dividends distributed by a foreign issuer that constitute “financial services income” with respect to a U.S. receipt holder generally will be treated as constituting “general category income.” For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. receipt holder has other foreign-source income. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, U.S. receipt holders of Biotech HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the U.S. receipt holders of Biotech HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a “passive foreign investment company” (a “PFIC”). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the U.S. receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income;” or

•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Biotech HOLDRS or of the underlying securities or upon the receipt of “excess distributions.” To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation’s income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder, then those dividends will be exempt from withholding tax, provided the non-U.S. receipt holder complies with applicable certification and disclosure requirements.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder.

With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non-U.S. receipt holder whose dividends are effectively connected or attributable to a U.S. permanent establishment may be entitled to a dividends-received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service (the “IRS”).

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Biotech HOLDRS or of the underlying securities unless:

•
that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder,

•
in the case of any gain realized by an individual non-U.S. receipt holder, the non-U.S. receipt holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

•
the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

Effectively connected gains or gains attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Biotech HOLDRS (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder (such as a corporation or tax exempt entity) or provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on IRS Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder’s or an issuer’s particular facts and circumstances. We recommend that investors consult their own tax advisors.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Biotech HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Biotech HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Biotech HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Biotech HOLDRS. The trust delivered the initial distribution of Biotech HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

Investors who purchase Biotech HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the details of their brokerage accounts for details on applicable charges.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Biotech HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Biotech HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

LEGAL MATTERS

Legal matters, including the validity of the Biotech HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of the Biotech HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Biotech HOLDRS.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Biotech HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC’s public reference rooms in Washington, D.C.. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

Because the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above. However, some of the issuers of the underlying securities are considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC’s Web site. Information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Biotech HOLDRS. This prospectus relates only to Biotech HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Biotech HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Biotech HOLDRS, have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2002, 2003, 2004, 2005, and 2006, through August 9, 2007. The primary foreign stock markets on which the securities of the foreign issuers included in the Biotech HOLDRS are listed are described below. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

AFFYMETRIX, INC. (AFFX)

Affymetrix, Inc. develops, manufactures and sells DNA chip and related technologies that acquire, analyze, and manage genetic information for use in the life sciences. These technologies includes probe arrays, scanners, processing instruments and software. The company also offers related microarray technology, which includes instrumentation, software, and licenses for fabricating, scanning, collecting, and analyzing results from low density microarrays. Affymetrix markets and sells its products to pharmaceutical, biotechnology, agrochemical, diagnostic and consumer products companies, academic research centers, government research laboratories, private foundations and reference laboratories.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	28.15	January	27.14	January	31.23	January	41.16	January	38.18	January	24.95
February	24.60	February	26.38	February	33.99	February	42.73	February	35.51	February	25.73
March	28.98	March	26.00	March	33.77	March	42.81	March	32.93	March	30.07
April	25.37	April	18.48	April	30.59	April	46.11	April	28.65	April	26.27
May	23.95	May	22.75	May	29.58	May	53.49	May	27.51	May	25.98
June	23.99	June	19.71	June	32.73	June	53.92	June	25.60	June	24.89
July	17.85	July	24.00	July	27.01	July	46.69	July	21.57	July	24.38
August	18.01	August	23.08	August	27.80	August	49.49	August	21.31
September	20.80	September	20.99	September	30.71	September	46.23	September	21.56
October	26.10	October	25.63	October	30.50	October	45.39	October	25.50
November	27.10	November	24.67	November	33.95	November	49.24	November	25.30
December	22.89	December	24.61	December	36.55	December	47.75	December	23.06

The closing price on August 9, 2007 was $27.29.

ALKERMES, INC. (ALKS)

Alkermes, Inc. is a pharmaceutical company that develops drug delivery technologies. Alkermes areas of focus include controlled, extended-release products. Alkermes products primarily aid delivery of injectable drugs and drugs entering through the lungs. Alkermes partners its proprietary delivery systems with other pharmaceutical companies, and also sells its products directly to its own customer base.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	26.81	January	7.68	January	14.91	January	12.67	January	24.34	January	14.92
February	24.97	February	7.94	February	14.24	February	11.68	February	25.41	February	16.40
March	26.06	March	9.07	March	15.99	March	10.38	March	22.05	March	15.44
April	20.14	April	9.96	April	15.34	April	11.25	April	21.47	April	16.43
May	19.44	May	12.89	May	14.40	May	11.60	May	19.82	May	16.06
June	16.01	June	10.62	June	13.60	June	13.22	June	18.92	June	14.60
July	4.56	July	13.20	July	10.79	July	15.50	July	17.16	July	14.24
August	8.21	August	11.65	August	10.66	August	18.78	August	16.35
September	7.88	September	13.72	September	11.54	September	16.80	September	15.85
October	9.22	October	12.97	October	12.37	October	16.29	October	16.80
November	8.91	November	13.03	November	13.79	November	18.18	November	15.18
December	6.27	December	13.50	December	14.09	December	19.12	December	13.37

The closing price on August 9, 2007 was $17.99.

AMGEN INC. (AMGN)

Amgen Inc. is a biotechnology company that discovers, develops, manufactures and markets human therapeutic products based on advanced cellular and molecular biology. Amgen focuses its research and development efforts on human therapeutics delivered in the form of proteins, monoclonal antibodies and small molecule therapeutics, with particular emphasis on discovering treatments for cancer as well as inflammation, nephrology, neurology and metabolism disorders. The company markets human therapeutic products in the areas of nephrology, supportive cancer care, and inflammatory disease.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	55.50	January	50.96	January	64.66	January	62.24	January	72.89	January	70.37
February	57.98	February	54.64	February	63.53	February	61.61	February	75.48	February	64.26
March	59.68	March	57.55	March	58.15	March	58.21	March	72.75	March	55.88
April	52.88	April	61.30	April	56.41	April	58.21	April	67.70	April	64.14
May	47.63	May	64.74	May	54.70	May	62.58	May	67.59	May	56.45
June	41.88	June	65.94	June	54.57	June	60.46	June	65.23	June	55.29
July	45.64	July	69.43	July	56.88	July	79.77	July	69.71	July	53.74
August	45.03	August	65.94	August	59.29	August	79.90	August	68.03
September	41.70	September	64.52	September	56.81	September	79.67	September	71.53
October	46.56	October	61.76	October	56.80	October	75.62	October	75.91
November	47.20	November	57.62	November	60.04	November	80.93	November	71.04
December	48.34	December	61.79	December	64.15	December	78.86	December	68.31

The closing price on August 9, 2007 was $50.99.

APPLERA CORPORATION-CELERA GENOMICS GROUP (CRA)

Applera Corporation-Celera Genomics Group principally engages in the discovery and development of targeted therapeutics for cancer, autoimmune, and inflammatory diseases in the United States. Celera Genomics uses its proteomics, bioinformatics and genomics capabilities to identify and validate drug targets, diagnostic marker candidates and therapeutic candidates. Celera Genomics works with large pharmaceutical companies and internal resources to discover therapeutics for inflammatory diseases, including asthma, osteoporosis and rheumatoid arthritis. Celera Genomics is a business unit of Applera Corporation, a provider of technology and information solutions. Applera Corporation created the Celera Genomics Group tracking stock, which is intended to track the performance of the operations conducted by the Celera Genomics Group, and Applied Biosystems Group, which is intended to track the performance of Applera Corporation’s operations involving the manufacturing or instrument systems and software for the pharmaceutical biotechnology and related industries. All of Applera Corporation’s businesses are conducted through the operations represented by the Celera Genomics Group or the Applied Biosystems Group tracking stocks. Owning either stock does not represent a direct legal interest in the assets and liabilities of Celera Genomics Group or Applied Biosystems Group. Rather, stockholders remain invested in Applera Corporation.

Some of the terms of Celera Genomics Group tracking stock include:

Voting. Holders of Celera Genomics Group tracking stock do not have direct voting rights in Celera Genomics Group. The Celera Genomics Group tracking stock votes with the holders of the Applied Biosystems Group tracking stock. The number of votes attributed to each share of Celera Genomics Group tracking stock will be based on a ratio of the average trading prices of Celera Genomics Group tracking stock and Applied Biosystems tracking stock. Celera Genomics Group tracking stock and Applied Biosystems Group tracking stock are Applera Corporation’s only outstanding voting stocks.

Conversion. Applera Corporation may at any time convert each share of Celera Genomics Group tracking stock into Applied Biosystems tracking stock equal to 110% of the ratio of the market prices of Celera Genomics Group tracking stock to the Applied Biosystems tracking stock. Where specific tax events occur, a factor of 100% will be applied to the ratio of market prices. It may also, at any time, convert all the outstanding shares of Celera Genomics Group tracking stock into shares of the common stock of a wholly owned subsidiary of Applera Corporation that holds all of the assets of Celera Genomics Group. In addition, in many cases where Applera Corporation disposes of 80% or more of the assets attributed to Celera Genomics Group, based on asset value or revenue, Applera Corporation will be required to provide holders of Celera Genomics Group with compensation in the form of cash, securities or other property. This compensation may be by way of dividend, share redemption or conversion of Celera Genomics Group tracking stock into shares of Applied Biosystems Group tracking stock. The value of the compensation may be based on the fair value of the proceeds from the disposition or equal to 110% of the current trading price of Celera Genomics Group tracking stock. Where more than 80% of the assets attributed to the Celera Genomics Group are disposed, but not all of the assets, Applera Corporation may elect to redeem only that percentage of Celera Genomics Group tracking stock that has a market value equal to the proceeds received from the disposition of the assets of the Celera Genomics Group.

Dividends. Applera Corporation is not required to pay dividends on the shares of Celera Genomics Group. Any dividends that are declared would be limited to an amount that is equivalent to what would legally be available for dividends if the Celera Genomics Group were a stand-alone corporation. In addition, Applera Corporation may at any time declare and pay dividends exclusively on Celera Genomics Group tracking stock, exclusively on Applied Biosystems Group tracking stock, or both in equal or unequal amounts, notwithstanding the relative amounts available for dividends with respect to either tracking stock.

Dissolution. In the event of a dissolution of Applera Corporation, the holders of Celera Genomics Group tracking stock do not have a preferential right to the assets of Applera Corporation’s genomics information and related software operations. Holders of Celera Genomics Group tracking stock and Applied Biosystems tracking stock will share in any assets of Applera Corporation remaining for distribution to common shareholders in proportion to the aggregate market capitalization of the outstanding shares of each class of stock.

The historical stock prices listed below reflect the performance of Applera Corporation-Celera Genomics Group tracking stock.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	20.90	January	9.28	January	15.22	January	13.27	January	11.76	January	15.86
February	20.20	February	8.25	February	14.50	February	11.11	February	11.49	February	13.87
March	20.55	March	8.62	March	14.51	March	10.25	March	11.69	March	14.20
April	15.64	April	10.50	April	11.79	April	9.20	April	11.99	April	14.00
May	14.45	May	11.75	May	11.23	May	9.92	May	11.20	May	13.35
June	12.00	June	10.32	June	11.51	June	10.97	June	12.95	June	12.40
July	10.53	July	10.06	July	11.74	July	12.34	July	13.50	July	12.02
August	9.45	August	10.18	August	10.77	August	11.74	August	13.92
September	7.95	September	11.69	September	11.69	September	12.13	September	13.92
October	8.24	October	13.37	October	12.82	October	11.88	October	15.52
November	11.27	November	13.57	November	14.08	November	12.42	November	14.35
December	9.55	December	13.91	December	13.75	December	10.96	December	13.99

The closing price on August 9, 2007 was $13.70.

APPLERA CORPORATION-APPLIED BIOSYSTEMS GROUP (ABI)

Applera Corp-Applied Biosystems Group engages in the development and marketing of instrument-based systems, consumables, software, and services. It develops technologies and products to support applications in genomics research, such as sequencing, genotyping, and gene expression studies. Applied Biosystems’ products are used in applications, which include synthesis, amplification, purification, isolation, analysis, and sequencing of nucleic acids, proteins, and other biological molecules. The markets for Applied Biosystems Group’s products include human disease research, genetic analysis, pharmaceutical drug discovery, development and manufacturing, human identification, agriculture, and food and environmental testing. Universities, government agencies and other non-profit organizations engaged in research activities also use Applied Biosystems Group products. Applera Corporation created the Applied Biosystems Group tracking stock, which is intended to track the performance of the operations conducted by the Applied Biosystems Group, and Celera Genomics Group, which is intended to specifically track Applera Corporation’s operations involving the development and marketing of genomics information and related software and the development of technology that regulates and controls gene expression and analyzes the interrelationships between genetic variability, disease and drug response. All of Applera Corporation’s businesses are conducted through the operations represented by the Celera Genomics Group or the Applied Biosystems Group tracking stocks. Owning either stock does not represent a direct legal interest in the assets and liabilities of Applied Biosystems Group or the Celera Genomics Group. Rather, stockholders remain invested in Applera Corporation.

Some of the terms of Applied Biosystems Group tracking stock include:

Voting. Holders of the Applied Biosystems Group tracking stock do not have direct voting rights in the Applied Biosystems Group. The Applied Biosystems Group tracking stock votes with the holders of the Celera Genomics Group tracking stock. The number of votes attributed to each share of the Applied Biosystems tracking stock is equal to one vote. Celera Genomics Group tracking stock and Applied Biosystems Group tracking stock are PE Corporation’s only outstanding voting stocks.

Conversion. Applera Corporation may at any time convert each share of Applied Biosystems Group tracking stock into Celera Genomics Group tracking stock equal to 110% of the ratio of the market prices of Applied Biosystems Group tracking stock to Celera Genomics Group tracking stock. Where specific tax events occur, a factor of 100% will be applied to the ratio of the market prices. It may also, at any time, convert all the outstanding shares of Applied Biosystems Group tracking stock into shares of the common stock of a wholly owned subsidiary of Applera Corporation that holds all of the assets of Applied Biosystems Group. In addition, in many cases where Applera Corporation disposes of 80% or more of the assets attributed to the Applied Biosystems Group, based on asset value or revenue, Applera Corporation will be required to provide holders of Applied Biosystems Group with compensation in the form of cash, securities or other property. This compensation may be by way of dividend, share redemption or conversion of Applied Biosystems Group tracking stock into shares of Celera Genomics Group tracking stock. The value of the compensation may be based on the fair value of the proceeds from the disposition or equal to 110% of the current trading price of Applied Biosystems Group tracking stock. Where more than 80% of the assets attributed to the Applied Biosystems Group are disposed, but not all of the assets, Applera Corporation may elect to redeem only that percentage of Applied Biosystems Group tracking stock that has a market value equal to the proceeds received from the disposition of the assets of Applied Biosystems Group.

Dividends. Applera Corporation is not required to pay dividends on the shares of Applied Biosystems Group. Any dividends that are declared would be limited to an amount that is equivalent to what would legally be available for dividends if the Applied Biosystems Group were a stand-alone corporation. In addition, PE Corporation may at any time declare and pay dividends exclusively on Celera Genomics Group tracking stock, exclusively on Applied Biosystems Group tracking stock, or both in equal or unequal amounts, notwithstanding the relative amounts available for dividends with respect to either tracking stock.

Dissolution. In the event of a dissolution of Applera Corporation, the holders of Applied Biosystems Group tracking stock do not have a preferential right to the assets of Applera Corporation’s instrument systems and related software operations. Holders of Applied Biosystems Group tracking stock and Celera Genomics Group tracking stock will share in any assets of Applera Corporation remaining for distribution to common shareholders in proportion to the aggregate market capitalization of the outstanding shares of each class of stock.

The historical stock prices listed below reflect the performance of Applera Corporation-Applied Biosystems Group tracking stock.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	22.33	January	17.55	January	23.64	January	20.05	January	28.34	January	34.76
February	22.60	February	18.35	February	22.80	February	20.54	February	28.27	February	30.85
March	22.35	March	15.83	March	19.78	March	19.74	March	27.14	March	29.57
April	17.12	April	17.53	April	18.57	April	21.20	April	28.84	April	31.24
May	18.20	May	19.47	May	19.38	May	21.41	May	29.60	May	28.39
June	19.49	June	19.03	June	21.75	June	19.67	June	32.35	June	30.54
July	18.66	July	21.65	July	20.69	July	20.82	July	32.15	July	31.22
August	19.81	August	21.76	August	19.04	August	21.50	August	30.65
September	18.30	September	22.31	September	18.87	September	23.24	September	33.11
October	20.23	October	23.08	October	19.08	October	24.27	October	37.30
November	21.86	November	21.47	November	20.50	November	27.58	November	36.44
December	17.54	December	20.71	December	20.91	December	26.56	December	36.69

The closing price on August 9, 2007 was $32.99.

BIOGEN IDEC INC. (BIIB)

Biogen Idec, Inc. engages in the development, manufacture, and commercialization of novel therapies primarily in the areas of oncology, neurology, and immunology in the United States and internationally. Biogen IDEC also licenses a number of other products covered by patents controlled by Biogen IDEC. Biogen IDEC also devotes significant resources to other ongoing development efforts.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	54.22	January	38.25	January	42.98	January	64.96	January	44.75	January	48.34
February	53.15	February	35.54	February	55.45	February	38.65	February	47.25	February	45.19
March	49.06	March	29.96	March	55.60	March	34.51	March	47.10	March	44.38
April	43.47	April	38.00	April	59.00	April	36.24	April	44.85	April	47.21
May	49.88	May	42.42	May	62.15	May	39.10	May	46.63	May	52.22
June	41.43	June	37.97	June	63.25	June	34.45	June	46.32	June	53.50
July	35.97	July	33.76	July	60.00	July	39.29	July	42.05	July	56.54
August	33.50	August	34.72	August	59.33	August	42.14	August	44.20
September	29.27	September	33.29	September	61.17	September	39.48	September	44.68
October	36.69	October	35.14	October	58.16	October	40.63	October	47.60
November	44.26	November	38.18	November	58.68	November	42.81	November	52.26
December	40.06	December	36.70	December	66.61	December	45.28	December	49.19

The closing price on August 9, 2007 was $58.13.

ENZON PHARMACEUTICALS, INC. (ENZN)

Enzon Pharmaceuticals, Inc., formerly known as Enzon, Inc., engages in the development, manufacture, and commercialization of pharmaceutical products for the treatment of cancer and various life-threatening diseases in the United States and Canada. Enzon’s technologies are designed to improve the delivery, safety and effectiveness of proteins and small molecules, and to discover and produce antibody-like molecules that offer therapeutic benefits. Enzon’s technologies are used in products to treat an enzyme deficiency disease, leukemia, and hepatitis C.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	52.68	January	17.49	January	13.35	January	12.90	January	7.28	January	8.92
February	43.90	February	12.55	February	17.05	February	10.75	February	6.76	February	8.28
March	44.29	March	11.35	March	15.43	March	10.19	March	8.10	March	8.15
April	37.24	April	13.74	April	14.51	April	7.75	April	8.50	April	8.48
May	28.17	May	14.90	May	14.37	May	6.06	May	7.45	May	8.47
June	25.12	June	12.55	June	12.76	June	6.48	June	7.54	June	7.85
July	22.60	July	13.57	July	12.41	July	7.88	July	8.01	July	7.20
August	22.00	August	11.37	August	13.92	August	6.99	August	8.18
September	19.24	September	11.64	September	15.95	September	6.60	September	8.25
October	19.40	October	11.16	October	16.17	October	7.01	October	8.56
November	18.48	November	10.80	November	13.54	November	6.79	November	8.33
December	16.72	December	11.97	December	13.72	December	7.40	December	8.51

The closing price on August 9, 2007 was $6.87.

GENENTECH, INC. (DNA)

Genentech, Inc. is a biotechnology company that uses human genetic information to discover, develop, manufacture and market biotherapeutic products, primarily in the United States. Genentech focuses on pharmaceuticals for cancer, respiratory disorders, cardiovascular disorders, endocrine disorders, inflammatory and immune disorders, and Genentech’s products are used for, among other things, the treatment of certain forms of breast cancer, lymphoma, heart attacks and growth hormone deficiency. Genentech markets biotechnology products on its own and through licensing agreements.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	49.45	January	36.74	January	47.75	January	47.71	January	85.92	January	87.37
February	47.20	February	35.36	February	53.95	February	47.20	February	85.69	February	84.41
March	50.45	March	35.01	March	52.91	March	56.61	March	84.51	March	82.12
April	35.50	April	37.99	April	61.40	April	70.94	April	79.71	April	79.99
May	35.50	May	62.61	May	59.81	May	79.25	May	82.96	May	79.77
June	33.50	June	72.12	June	56.20	June	80.28	June	81.80	June	75.66
July	34.75	July	40.38	July	48.68	July	89.45	July	80.82	July	74.38
August	32.79	August	39.70	August	48.78	August	93.94	August	82.52
September	32.63	September	40.07	September	52.42	September	84.21	September	82.70
October	34.09	October	40.99	October	45.53	October	90.60	October	83.30
November	33.00	November	42.15	November	48.25	November	95.62	November	81.75
December	33.16	December	46.79	December	54.44	December	92.50	December	81.13

The closing price on August 9, 2007 was $73.46.

GENZYME CORPORATION (GENZ)

Genzyme Corporation operates as a biotechnology company. Its products and services focuses on rare genetic disorders, renal disease, kidney disease, cancer, orthopaedics, organ transplant, and diagnostic and predictive testing. The company operates in five segments: Renal, Therapeutics, Transplant, Biosurgery, and Diagnostics/Genetics. Genzyme also develops and markets biological products and devices for the treatment of cancer, cartilage damage and severe burns. Genzyme markets many of its products directly to physicians, hospitals and treatment centers around the world through its own sales force.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	45.61	January	32.29	January	54.78	January	58.21	January	70.94	January	65.73
February	44.38	February	31.18	February	50.45	February	56.09	February	69.34	February	61.80
March	43.67	March	36.45	March	46.78	March	57.24	March	67.22	March	60.02
April	40.94	April	40.27	April	43.50	April	58.52	April	61.16	April	65.31
May	32.03	May	47.39	May	43.85	May	62.39	May	59.50	May	64.48
June	19.24	June	41.86	June	47.33	June	60.09	June	61.05	June	64.40
July	22.78	July	50.48	July	51.35	July	74.41	July	68.38	July	63.07
August	20.68	August	47.13	August	54.00	August	71.17	August	66.23
September	20.61	September	46.13	September	54.41	September	71.64	September	67.47
October	27.85	October	45.90	October	52.47	October	72.30	October	67.51
November	32.80	November	46.65	November	56.01	November	74.32	November	64.46
December	29.57	December	49.29	December	58.07	December	70.78	December	61.58

The closing price on August 9, 2007 was $60.48.

GILEAD SCIENCES, INC. (GILD)

Gilead Sciences, Inc., a biopharmaceutical company, engages in the discovery, development, and commercialization of therapeutics for the treatment of life-threatening infectious diseases. Gilead Sciences markets its products in North America, Europe, and Australia. It focuses its research and clinical programs on anti-infectives., all of which are also marketed worldwide. Gilead also develops drug delivery technologies designed to make drugs easier for patients to tolerate and increase effectiveness.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	8.18	January	8.73	January	13.70	January	16.55	January	30.43	January	32.16
February	8.81	February	8.50	February	13.57	February	17.27	February	31.14	February	35.78
March	9.00	March	10.50	March	13.86	March	17.90	March	31.11	March	38.25
April	7.78	April	11.53	April	15.23	April	18.56	April	28.75	April	40.86
May	8.91	May	13.06	May	16.33	May	20.40	May	28.67	May	41.38
June	8.22	June	13.89	June	16.75	June	22.00	June	29.58	June	38.80
July	7.62	July	17.06	July	16.16	July	22.41	July	30.76	July	37.23
August	8.02	August	16.67	August	17.28	August	21.50	August	31.70
September	8.38	September	14.01	September	18.69	September	24.38	September	34.38
October	8.69	October	13.64	October	17.32	October	23.62	October	34.45
November	9.85	November	14.67	November	17.23	November	25.34	November	32.98
December	8.50	December	14.57	December	17.50	December	26.28	December	32.47

The closing price on August 9, 2007 was $37.31.

HUMAN GENOME SCIENCES, INC. (HGSI)

Human Genome Sciences, Inc. operates as a biopharmaceutical company with a pipeline of novel protein and antibody drugs. Human Genome Sciences focuses its internal product development efforts on new human protein and antibody drugs discovered through genomics-based research, and on new long-acting versions of existing protein drugs created using its albumin fusion technology. Human Genome Sciences uses collaborations for the development of additional protein and antibody drugs, gene therapy products, small molecule drugs and diagnostic products discovered using its genomics-based technology.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	28.13	January	7.04	January	13.81	January	11.95	January	11.00	January	11.78
February	20.52	February	6.79	February	12.74	February	11.16	February	12.52	February	11.00
March	21.79	March	8.55	March	12.53	March	9.22	March	10.87	March	10.62
April	15.74	April	11.67	April	12.20	April	10.32	April	11.41	April	10.77
May	17.25	May	14.65	May	10.87	May	11.28	May	10.96	May	10.59
June	13.40	June	12.65	June	11.63	June	11.58	June	10.70	June	8.92
July	17.33	July	13.73	July	10.03	July	14.65	July	9.71	July	7.76
August	15.06	August	14.32	August	10.77	August	12.91	August	11.23
September	12.06	September	13.73	September	10.91	September	13.59	September	11.54
October	9.77	October	13.91	October	10.29	October	8.33	October	13.35
November	10.66	November	12.73	November	11.00	November	9.22	November	12.52
December	8.81	December	13.25	December	12.02	December	8.56	December	12.44

The closing price on August 9, 2007 was $8.01.

MILLENNIUM PHARMACEUTICALS, INC. (MLNM)

Millennium Pharmaceuticals, Inc. engages in the research, development, and commercialization of therapeutic products in the areas of cancer, cardiovascular, and inflammatory diseases. Millennium uses this research to create a technology platform designed for drug discovery and development. Millennium’s products target a cardiovascular disease, inflammatory disease and cancer.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	19.01	January	7.40	January	17.60	January	9.21	January	10.34	January	11.10
February	18.78	February	7.16	February	17.81	February	8.60	February	10.48	February	10.80
March	22.31	March	7.86	March	16.90	March	8.42	March	10.09	March	11.36
April	19.96	April	11.00	April	15.02	April	8.70	April	9.08	April	11.08
May	15.09	May	15.55	May	14.82	May	8.38	May	8.56	May	10.87
June	12.15	June	15.73	June	13.80	June	9.27	June	9.97	June	10.57
July	12.42	July	12.57	July	11.12	July	10.33	July	9.82	July	10.09
August	12.26	August	13.91	August	11.89	August	9.99	August	10.84
September	9.32	September	15.45	September	13.67	September	9.33	September	9.94
October	7.44	October	15.92	October	12.98	October	9.12	October	11.70
November	10.01	November	15.83	November	12.62	November	10.51	November	11.23
December	7.94	December	18.65	December	12.14	December	9.70	December	10.90

The closing price on August 9, 2007 was $10.62.

QLT INC. (QLTI)

QLT, Inc., a biopharmaceutical company, engages in the discovery, development, and commercialization of therapies in the fields of ophthalmology and dermatology primarily in the United States, Canada, and Europe. QLT has developed treatments for various cancers, eye diseases and dermatological conditions. QLT also conducts research in the areas of immune and cardiovascular disorders.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	21.29	January	8.08	January	23.12	January	16.17	January	6.02	January	9.38
February	17.78	February	9.09	February	23.60	February	13.97	February	7.15	February	8.40
March	17.05	March	10.16	March	25.54	March	12.86	March	7.69	March	7.83
April	13.67	April	11.61	April	27.07	April	10.72	April	8.22	April	6.64
May	12.57	May	13.48	May	23.10	May	10.37	May	7.22	May	7.53
June	13.35	June	12.70	June	20.04	June	10.42	June	7.08	June	7.40
July	9.46	July	16.95	July	17.95	July	8.53	July	7.07	July	6.57
August	8.33	August	13.62	August	15.50	August	8.73	August	7.71
September	7.69	September	15.99	September	16.65	September	7.67	September	7.60
October	8.20	October	15.45	October	16.65	October	7.07	October	8.50
November	9.94	November	16.27	November	16.05	November	6.51	November	8.66
December	8.53	December	18.85	December	16.08	December	6.36	December	8.46

The closing price on August 9, 2007 was $5.60.

SEPRACOR INC. (SEPR)

Sepracor, Inc. engages in the research, discovery, development, and commercialization of pharmaceutical products for the treatment of respiratory and central nervous system disorders in the United States and Canada. It commercializes two proprietary products, LUNESTA eszopiclone for the treatment of insomnia in patients who experience difficulty falling asleep, as well as for the treatment of patients who have difficulty sleeping through the night, and XOPENEX levalbuterol Inhalation Solution, a short-acting bronchodilator, for the treatment or prevention of bronchospasm in patients with reversible obstructive airway disease, such as asthma.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	49.36	January	11.27	January	26.98	January	57.18	January	56.91	January	57.06
February	43.02	February	12.36	February	28.31	February	64.47	February	57.31	February	52.56
March	19.40	March	13.54	March	48.10	March	57.41	March	48.81	March	46.63
April	12.66	April	19.09	April	47.81	April	59.92	April	44.64	April	53.68
May	11.71	May	22.82	May	44.49	May	60.76	May	51.77	May	48.70
June	9.55	June	17.93	June	52.90	June	60.01	June	57.14	June	41.02
July	6.75	July	24.17	July	45.97	July	52.35	July	49.40	July	28.13
August	5.57	August	26.92	August	49.61	August	50.20	August	47.01
September	5.24	September	27.62	September	48.78	September	58.99	September	48.44
October	8.70	October	26.62	October	45.93	October	56.25	October	51.76
November	9.56	November	24.78	November	44.45	November	54.98	November	55.64
December	9.67	December	23.78	December	59.37	December	51.60	December	61.58

The closing price on August 9, 2007 was $30.41.

SHIRE P.L.C. (SHPGY)

Shire plc, together with its subsidiaries, engages in the research, development, manufacture, sale, and distribution of pharmaceutical products in the areas of attention deficit and hyperactivity disorder (ADHD), human genetic therapies, central nervous system, gastrointestinal, and renal diseases. American depositary receipts evidencing American depositary shares of Shire Pharmaceuticals shares are included in the Biotech HOLDRS and are traded through the Nasdaq National Market System. Shares of Shire Pharmaceuticals also trade on the London Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	34.90	January	16.93	January	29.25	January	35.00	January	48.75	January	63.48
February	23.78	February	15.73	February	30.86	February	33.67	February	47.58	February	64.47
March	23.47	March	18.53	March	29.32	March	34.28	March	46.49	March	61.90
April	22.20	April	19.95	April	27.74	April	31.08	April	47.36	April	69.89
May	27.39	May	20.75	May	27.60	May	32.00	May	44.19	May	69.75
June	25.81	June	19.70	June	26.72	June	32.80	June	44.23	June	74.13
July	25.50	July	23.43	July	26.66	July	35.00	July	48.51	July	73.79
August	29.19	August	23.21	August	25.90	August	38.12	August	51.25
September	24.77	September	22.10	September	28.65	September	36.99	September	49.39
October	23.36	October	22.88	October	28.40	October	35.84	October	54.85
November	20.68	November	25.00	November	30.03	November	36.54	November	60.60
December	18.89	December	29.06	December	31.95	December	38.79	December	61.76

The closing price on August 9, 2007 was $73.85.

1,000,000,000 Depositary Receipts
Biotech HOLDRS SM Trust

____________________

P R O S P E C T U S
____________________

August 14, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

See Exhibit Index.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

A. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

E. For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

F. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on August 14, 2007.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	*
Name: Joseph F. Regan Title: First Vice President, Chief Financial Officer and Controller

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement has been signed by the following persons in the capacities indicated below on August 14, 2007.

	Signature	Title

	*	Chief Executive Officer,
	Robert J. McCann	Chairman of the Board

	*	Director and Senior Vice President
Carlos M. Morales

	*	Director and Senior Vice President
Candace E. Browning

	*	Director and Executive Vice President
Gregory J. Fleming

	*	First Vice President, Chief Financial Officer and Controller
Joseph F. Regan

*By:	/s/ Mitchell M. Cox	Attorney-in-Fact
Mitchell M. Cox

INDEX TO EXHIBITS

Exhibits

*4.1
Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on October 28, 1999 as an exhibit to Amendment No. 1 to the registration statement on Form S-1 for Biotech HOLDRS.

*4.2
Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement on Form S-1 for Biotech HOLDRS.

*4.3	Form of Amended and Restated Standard Terms for Depositary Trust Agreements, dated as of , 2003 between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York.

*5.1
Opinion of Shearman & Sterling LLP regarding the validity of the Biotech HOLDRS, filed on October 28, 1999 as an exhibit to Amendment No. 1 to the registration statement on Form S-1 for Biotech HOLDRS.

*8.1
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on October 28, 1999 as an exhibit to Amendment No. 1 to the registration statement on Form S-1 for Biotech HOLDRS.

*24.1	Power of Attorney (included in Part II of Registration Statement), filed on October 20, 1999 as an exhibit to the registration statement filed on Form S-1 for Biotech HOLDRS.

*24.2	Power of Attorney of Dominic Carone, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement on Form S-1 for Biotech HOLDRS.

*24.3	Power of Attorney of John J. Fosina, E. Stanley O’Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

*24.4	Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

*24.5	Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.

*24.6	Power of Attorney of Robert J. McCann and Joseph F. Regan.

________________
* Previously filed.